4: UNITED STATES

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

______________________________

Date of report (Date of earliest event reported): October 31, 2002

PFF BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27404	95-4561623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 South Garey Avenue
Pomona, CA	91766
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 623-2323

Not Applicable
(Former name or former address, if changed since last report)

Items 1 through 4. Not applicable.

Item 5.	On October 31, 2002, Mr. William T. Dingle, a director of PFF Bancorp, Inc. (the "Company"), retired from the Company's board of directors. Mr. Dingle's retirement is related to a "Board of Directors Policy and Procedure Manual" adopted by the Company's Board of Directors, which provides that directors of the Company must retire at the end of the month in which such individuals reach the age of 75. Mr. Dingle turned the age of 75 on October 18, 2002, and therefore, retired as a director of the Company effective October 31, 2002. Mr. Dingle had served as a director of the Company since 1974.
The Company also reports that Royce A. Stutzman was elected to the Company's Board of Directors on November 27, 2002. A Certified Valuation Analyst (CVA) and Certified Public Accountant, Stutzman is past Managing Partner and current Chairman of Vicenti, Lloyd & Stutzman LLP, a well-known accounting firm in La Verne, California. He is also past Member and Chairman of the Board for the former First Federal Savings and Loan of the San Gabriel Valley.
Item 6.		Not applicable.
Item 7.		Financial Statements and Exhibits
	(a)	No financial statements are required to be filed with this report.
	(b)	No pro forma financial information is required to be filed with this report.
	(c)	Exhibits: None.
Items 8 through 9.	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFF BANCORP, INC.
	By:	/s/ GREGORY C. TALBOTT
Gregory C. Talbott
Executive Vice President and
Chief Financial Officer
Date: December 16, 2002